UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2012

FOOD TECHNOLOGY SERVICE, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-19047	59-2618503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 Prairie Mine Road

Mulberry, Florida 33860

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (863) 425-0039

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.03 Amendment to By-laws

On August 28, 2012, the Board of Directors of the Company adopted an amendment to the Company’s By-laws, whereby the Company opted out of Florida’s Control Share Act. The Amendment is set forth below:

ARTICLE XV

Control Share Acquisition

Pursuant to the provisions of Section 607.0902(5) of the Control Share Act, the corporation hereby elects not to be governed by the requirements or other provisions regarding control-share acquisitions described in Section 607.0902 of the Act. Therefore, the terms and provisions of Section 607.0902 shall not apply with respect to any control-share acquisition of any equity securities of the corporation and the equity securities of the corporation shall have any and all other rights and privileges available under the Act.

Item 8.01 Other Events

On September 27, 2012, Richard Hunter, Chief Executive Officer and Director of Food Technology Services, Inc. (the “Company”) sold 70,791 shares of Common Stock of the Company owned by him to Fort Ashford Holdings, LLC (“Fort Ashford”), a California private equity firm. Fort Ashford, at the time of purchase owned 698,817 of the Company’s outstanding shares. As a result of the purchase, Fort Ashford now owns 769,608 shares representing 27.4% of the Company’s outstanding shares. The purchase price was $ 6.50 per share.

Mr. Frank Kananaugh and Mr. Gordon McGilton are managing directors of Fort Ashford and share voting and dispositive control over the shares held by the company. Messrs. Kavanaugh and McGilton disclaim beneficial ownership of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOD TECHNOLOGIES SERVICE, INC.
(Registrant)

Date: October 1, 2012	By:	/s/ Richard G. Hunter
Richard G. Hunter, Ph.D.
President

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